Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2011 relating to the statement of financial condition for the years ended December 31, 2010 and 2009 of United States Commodity Funds LLC and Subsidiaries included in the Current Report on Form 8-K filed on behalf of United States Oil Fund, LP and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

September 9, 2011